EXHIBIT 3.1

CONTENTS

INTERPRETATION	1
REGISTERED AND OTHER OFFICES	6
SHARE RIGHTS	6
VARIATION OF SHARE RIGHTS	8
ISSUE OF SHARES	9
SHARE CERTIFICATES	9
NON-RECOGNITION OF TRUSTS	10
LIEN	10
CALLS ON SHARES	11
FORFEITURE OF SHARES	12
REGISTER OF MEMBERS	14
TRANSFER OF SHARES	14
TRANSMISSION OF SHARES	16
CONVERSION OF SHARES INTO STOCK	17
INCREASE OF CAPITAL	17
ALTERATION OF CAPITAL	18
GENERAL AND SPECIAL MEETINGS	19
NOTICE OF GENERAL AND SPECIAL MEETINGS	20
PROCEEDINGS AT GENERAL MEETINGS AND SPECIAL MEETINGS	20
VOTING	22
PROXIES AND CORPORATE REPRESENTATIVES	24
WRITTEN RESOLUTIONS OF MEMBERS	27
APPOINTMENT AND REMOVAL OF DIRECTORS	27
RESIGNATION AND DISQUALIFICATION OF DIRECTORS	29
ALTERNATE DIRECTORS	29
DIRECTORS’ FEES AND EXPENSES	30
DIRECTORS’ INTERESTS	30
POWERS AND DUTIES OF DIRECTORS	33
DELEGATION OF DIRECTORS’ POWERS	34
PROCEEDINGS OF DIRECTORS	35

COMMITTEES OF DIRECTORS	37
DIRECTORS’ PROXIES	37
OFFICERS	38
MINUTES	38
SEALS AND DEEDS	39
DIVIDENDS	40
RESERVES	42
CAPITALISATION OF PROFITS	42
RECORD DATE	43
ACCOUNTING RECORDS	43
SERVICE OF NOTICES AND DOCUMENTS	44
WINDING UP	45
INDEMNITY	46
ORGANISATION EXPENSES	48
CONTINUATION	48
AMENDMENT OF MEMORANDUM AND ARTICLES	48
BUSINESS TRANSACTION	48

CONFORMED

THE COMPANIES LAW

Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

AUSTRALIA ACQUISITION CORP.

(As amended by Special Resolutions dated 11 November 2010

and 13 August 2012)

INTERPRETATION

1.	The Regulations contained or incorporated in Table A of the First Schedule of the Companies Law (2011 Revision), as amended from time to time, shall not apply to this Company.

2.	2.1	In these Articles, the following terms shall have the meanings set opposite unless the context otherwise requires:-

Acquisition Period	means the period commencing upon consummation of the IPO and terminating upon the consummation of any Business Transaction (as herein defined);
Articles	means these Articles of Association as amended or supplemented from time to time by Special Resolution;
Audit Committee	means the audit committee of the Company formed by the directors pursuant to Article 118 hereof, or any successor audit committee;

pursuant to Article 118 hereof, or any successor audit committee;
Auditors	means the independent registered public accounting firm that audits the Company’s financial statements;
Board or Board of Directors	means the directors of the Company assembled as a board;
Company	means the company incorporated in the Cayman Islands under the name of AUSTRALIA ACQUISITION CORP.;
Designated Stock Exchange
means the Over-the-Counter-Bulletin Board, the NASDAQ Stock Market, the NYSE Amex Stock Exchange, the New York Stock Exchange or any other exchange where the Company’s securities may be listed; provided, however, that until any securities are listed on any such exchange the rules of any Designated Stock Exchange shall be inapplicable to these Articles;

Directors	means such person or persons as shall be appointed as the directors of the Company for the time;
Electronic Record	has the meaning defined in the Electronic Transactions Law (2003 Revision), as amended from time to time;
Exchange Act	means the United States Securities Exchange Act of 1934, as amended;

Indemnified Person
means any Director, officer or member of a committee duly constituted under these Articles and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors, administrators, personal representatives or successors or assigns;

IPO	means the initial public offering of securities as more fully described in the Company’s registration statement on Form F-1 (the “Registration Statement”) filed with the SEC under the Securities Act;
IPO Shares	means the Ordinary Shares issued in connection with the IPO;
Law
means the Cayman Islands Companies Law (2010 Revision) and any amendment or other statutory modification thereof and where in these Articles any provision of the Law is referred to, the reference is to that provision as modified by any subsequent law for the time being in force;

Member	means a person who is registered in the Register of Members as the holder of any Share in the Company;
Memorandum of Association	means the Memorandum of Association of the Company for the time being in force;

Month	means a calendar month;
Ordinary Resolution
means a resolution of a general meeting or a special meeting of which ten clear days notice has been duly given passed by a majority of the Members entitled to vote present at the meeting, either in person or by proxy, or a written resolution signed by all Members entitled to vote and otherwise in accordance with the Law and these Articles;

Ordinary Shares	means ordinary voting shares in the capital of the Company having the rights set forth in Article 5;
Register of Members	means the register of Members to be kept in accordance with the Law;
Registered Office	means the registered office for the time being of the Company in the Cayman Islands required under the Law;
Seal	means the common seal of the Company (if any) or any facsimile or official seal (if any) for the use outside of the Cayman Islands;
SEC	means the United States Securities and Exchange Commission;
Secretary	includes a temporary or assistant or deputy secretary and any person appointed by the Directors to perform any of the duties of the secretary of the Company;

Securities Act	means the United States Securities Act of 1933, as amended;
Share	means an ordinary voting share in the capital of the Company and includes a fraction of a share;
Special Resolution
means a resolution of a general meeting or a special meeting of which ten clear days notice specifying the intention to propose the resolution as a Special Resolution has been duly given passed by a two thirds majority of the Members entitled to vote thereat present at the meeting, either in person or by proxy, or a written resolution signed by all Members entitled to vote and otherwise in accordance with the Law and these Articles;

US$ or dollar	refers to United States Dollars, the legal currency of the United States; and
Warrants	mean the warrants issued by the Company in connection with the IPO and which are convertible into Ordinary Shares.

2.2	Words importing only the singular number include the plural number and vice-versa.

2.3	Words importing only the masculine gender include the feminine and neuter gender respectively.

2.4	Words importing persons only include companies or associations or bodies of persons whether incorporated or not.

2.5
All reference herein to writing shall include typewriting, printing, lithography, photography, Electronic Record and other modes of representing or reproducing words in a legible and non-transitory form.

2.6	The word "may" shall be construed as permissive and the word "shall" shall be construed as imperative.

2.7	Unless the context otherwise requires, words and expressions defined in the Law bear the same meanings in these Articles.

2.8	Headings used herein are intended for convenience only and shall not affect the construction of these Articles.

REGISTERED AND OTHER OFFICES

3.
The Registered Office of the Company shall be at such place in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.

SHARE RIGHTS

4.
The authorised share capital of the Company shall be US$50,000.00 divided into 49,000,000 Ordinary Shares of US$0.001 each and 1,000,000 Preference Shares of US$0.001 each which may be issued in classes and/or series, and each having the rights hereinafter set forth.

5.	Ordinary Shares The Ordinary Shares shall be ordinary voting shares with a nominal value of US$0.001 each and the following rights:-

5.1	The holders of Ordinary Shares shall be entitled to receive notice of and attend and vote at general meetings of the Company;

5.2
Subject to the provisions of and the restrictions set forth in Articles 155 to 164, on a return of assets on liquidation or otherwise, the assets of the Company available for distribution among the Members shall be applied in repaying to the holders of the Ordinary Shares the nominal amount thereof and any share premium paid thereon but only after such nominal amount of and any share premium paid on the Preference Shares has been repaid to the holders of such Preference Shares;

5.3
Subject to the provisions of and the restrictions set forth in Articles 155 to 164, on a return of assets on liquidation or otherwise, the assets of the Company available for distribution among the Members shall be applied in repaying to the holders of the Ordinary Shares the nominal amount thereof

5.4
The Ordinary Shares shall entitle the holders thereof to any dividends that may be declared in respect of their Shares but only after payment of all dividends to which the holders of the Preference Shares are entitled;

5.5
Subject to the provisions of and the restrictions set forth in Articles 155 to 164, contained in the Law and the rules of the Designated Stock Exchange, the holders of Ordinary Shares shall be entitled to certain voting and redemption rights in connection with a Business Transaction (as defined in Article 155); and

5.6
Subject to the provisions of and the restrictions set forth in Articles 155 to 164, contained in the Law and the rules of the Designated Stock Exchange, the holders of Ordinary Shares shall be entitled to certain liquidation rights concerning the Trust Account (as defined in Article 156).

6.
Preference Shares The Preference Shares shall be preference voting shares with a nominal value of US$0.001 each which may be issued in classes and/or series and with the Directors having the power, prior to the issuance of the relevant Preference Shares of the relevant class or series, to fix and designate the relative powers, preferences and rights and the qualifications, limitations or restrictions applicable to such class or series of Preference Shares. Pursuant to the foregoing general authority vested in the Directors, but not in limitation of the powers conferred on the Directors thereby, the Directors are expressly authorised to determine with respect to each class or series of Preference Shares:-

6.1
the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on each class or series thereof, the status of such dividends as cumulative or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate and the status of any class or series as participating or non-participating in any dividends after the payment of any preferential dividends;

6.2
the rights and preferences, if any, of the holders of any class or series upon any distribution on a return of assets on liquidation or otherwise, and the status of any class or series as participating or non-participating after the satisfaction of any such rights and preferences;

6.3
subject to the provisions of and the restrictions contained in the Law, the redemption rights and the terms and conditions governing redemption of any class or series, including, without limitation, the amount payable on redemption, when such Preference Shares of the relevant class or series may be redeemed and whether such redemption shall be mandatory or at the option of the Company or the relevant Member, Preference Shares of the relevant class or series being redeemable only out of the profits or out of capital of the Company or, in the case of any premium payable on the redemption, out of any share premium account; and

6.4	any other relative powers, preferences, conversion rights, participation, optional or other special rights and the qualifications, limitations or restrictions applicable to any class or series.

VARIATION OF SHARE RIGHTS

7.
All or any of the special rights attached to any class of shares (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of not less than seventy-five percent of the issued Shares of that class or with the sanction of a resolution passed by the holders not less than seventy-five percent of the issued Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To any such separate general meeting, all of the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued Shares of the class and that any holder of Shares of the relevant class present in person or by proxy may demand a poll.

8.	The special rights conferred upon the holders of any Shares or class of Shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

ISSUE OF SHARES

9.
The Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Law, these Articles, and the rules of the Designated Stock Exchange and/or any competent regulatory authority) offer, allot, grant options over, issue warrants (including the Warrants) or convertible securities or securities of a similar nature conferring the right upon the holders thereof to subscribe for, purchase or otherwise dispose of them to such persons, on such terms and conditions and for such consideration, and at such times as set forth in the instrument conferring such right, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Law.

SHARE CERTIFICATES

10.
Shares of the Company may be issued in uncertificated form, and shall only be issued in certificated form upon the request of a Member. Where Shares are issued in certificated form, the certificates shall be consecutively numbered and registered in the order of their issue. In the case of a Share or Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. Certificates for Shares of the Company shall be issued in such form as the Directors may prescribe. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. In case any officer, transfer agent or registrar who whose signature has been so affixed shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, such certificate may be issued with the same effect as if he were such officer, transfer agent or registrar on the date of issuance of such certificate. No certificate shall be issued representing Shares of more than one class. Except as may otherwise be provided by law, the rights and obligations of holders of uncertificated Shares and the rights and obligations of holders of certificates representing shares of the same class and series shall be identical.

11.
If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Directors shall think fit and, in case of defacement, on delivery of the old certificate of the Company.

NON-RECOGNITION OF TRUSTS

12.
Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may, in accordance with the Law, issue fractions of Shares.

LIEN

13.
The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a date fixed by or in accordance with the terms of issue of such Share in respect of that Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid-up Share) standing registered in the name of a Member, whether singly or jointly with any other person for all debts and liabilities of a Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not.  The Directors may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a Share shall extend to all dividends payable thereon.

14.
The Company may sell, in such manner as the Directors think fit, any Share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been given to the registered holder for the time being of the Share.

15.
The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person who was the registered holder of the Share immediately before such sale.

16.
For giving effect to any such sale, the Directors may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

17.
The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares (whether on account of the par value of the Shares or by way of premium or otherwise) and not, by the terms of issue thereof, made payable at a future date fixed by or in accordance with such terms of issue; and each Member shall (subject to the Company serving upon him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares.  A call may be revoked or postponed as the Directors may determine.

18.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

19.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

20.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of the actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

21.
Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of premium or otherwise, shall for all the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22.	The Directors may make arrangements on the issue of Shares for a difference between the allottees or holders as to the amount of calls to be paid and the times of payment.

23.
The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any Shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six per cent) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

24.
If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

25.
The notice shall name a further day (not being less than the expiration of fourteen days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which the call was made will be liable to be forfeited.  The Directors may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references to these Articles to forfeiture shall include surrender.

26.
If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

27.
A forfeited Share may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

28.
A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company receives payment in full of all amounts due in respect of the Shares.  The Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

29.
An affidavit in writing that the deponent is a Director of the Company or the Secretary, and that a Share in the Company has been duly forfeited on the date stated in the affidavit, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale, re-allotment or disposition thereof and may authorise some person to execute a transfer of the

Share in favour of the person to whom the Share is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the Share.

30.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium or otherwise, as if the same had been made payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

31.
The Directors shall establish and maintain; or cause to be established and maintained, the Register of Members at the Registered Office or at such other place determined by the Directors in the manner prescribed by the Law.

TRANSFER OF SHARES

32.
The instrument of transfer of any Share shall be executed by or on behalf of the transferor and unless the Directors otherwise determine, the transferee.  The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.  All instruments of transfer, once registered, may be retained by the Company.

33.
Subject to such of the restrictions contained in these Articles (if any) as may be applicable, Shares shall be transferred in the following form, or, if applicable, in a form prescribed by the Designated Stock Exchange, or in any usual or common form approved by the Directors:

AUSTRALIA ACQUISITION CORP.

(“Company”)

TRANSFER OF SHARE[S]

I/We [Reid Services Limited] of [Clifton House, 75 Fort Street, PO Box 1350, George Town, Grand Cayman, Cayman Islands] in consideration of the sum of US$[1.00] paid to me/us by _________________________________________ of _________________________________ (hereinafter called “the Transferee”) do hereby transfer to the Transferee the [one] share[s] numbered [one] in the Company to hold the same unto the Transferee subject to the several conditions on which I/we hold the same; and I/we the Transferee do hereby agree to take the said share[s] subject to the conditions aforesaid.

As witness our hands the _____ day of ________________ 201_.

Transferor: _________________________ []	Transferee: _________________________ []
34.
The Directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any Share which is not a fully paid-up Share or any transfer of any Share to a person of whom they do not approve.

35.	The Directors may also decline to register any transfer unless:-

35.1	a fee not exceeding one dollar is paid to the Company in respect thereof; and

35.2
the instrument of transfer is accompanied by the certificate for the Shares to which it relates (if issued in certificated form), and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

36.	If the Directors decline to register a transfer of Shares, they shall, within one month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

37.	The Directors may also suspend the registration of the transfers during the fourteen days immediately preceding any general meeting of the Members in any year.

TRANSMISSION OF SHARES

38.
In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where he was sole holder, shall be the only person recognised by the Company as having any title to the Share; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons.  For the purpose of this Article, legal personal representative means the person to whom probate or letters of administration has or have been granted in the Cayman Islands or, failing any such person, such other person as the Directors may in their absolute discretion determine to be the person recognised by the Company for the purpose of this Article.

39.
Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, either be registered himself as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Member could have made.  If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.  If he shall elect to transfer the Shares, he shall signify his election by signing an instrument of transfer of such Shares in favour of his transferee.  All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

40.
A person becoming entitled to a Share in consequence of the death or bankruptcy of the Member shall (upon such evidence being produced as may from time to time be required by the Directors as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Member until he shall have become registered as the holder thereof.  The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Directors may thereafter withhold payment of all dividends and other monies payable in respect of the Shares until the requirements of the notice have been complied with.

CONVERSION OF SHARES INTO STOCK

41.	The Company may by Ordinary Resolution convert any paid-up Shares into stock, and reconvert any stock into paid-up Shares of any denomination.

42.
The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations as and subject to which the Shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the Shares from which the stock arose.

43.
The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing as Shares, have conferred that privilege or advantage.

44.	Such of the Articles of the Company as are applicable to paid-up Shares shall apply to stock, and the words "Share" and "Member" herein shall include "stock" and "stock-holder".

INCREASE OF CAPITAL

45.	The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into new Shares of such par value, as the resolution shall prescribe.

46.	Subject to any direction to the contrary that may be given by the Company in a general meeting, all new Shares shall be at the disposal of the Directors in accordance with Article 9.

47.
The new Shares, shall be subject to the same provisions of these Articles with reference to lien, the payment of calls, lien, forfeiture, transfer, transmission and otherwise as the Shares in the original share capital.

ALTERATION OF CAPITAL

48.	The Company may from time to time by Ordinary Resolution:

48.1	consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

48.2	sub-divide its existing Shares, or any of them, into Shares of smaller par value than is fixed by the Memorandum of Association, subject nevertheless to the provisions of section 13 of the Law; and

48.3	cancel any Shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person.

49.	The Company may from time to time by Special Resolution:

49.1	divide its Shares into several classes and attach thereto respectively any preferential, deferred, or special rights or restrictions in accordance with Article 4; and

49.2	change the currency denomination of its share capital.

50.
Subject to the provisions of the Law, these Articles (including, for the avoidance of doubt, Articles 155-163), the Memorandum of Association, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may:

50.1	purchase its own Shares, including any redeemable Shares, provided that the manner of purchase has first been authorised byOrdinary Resolution,

and may make payment therefore or for any redemption of Shares in any manner authorised by the Law, including out of capital; and

50.2	by Special Resolution reduce its share capital and any capital redemption reserve fund in any manner whatsoever.

GENERAL AND SPECIAL MEETINGS

51.
A general meeting shall be held once in every calendar year as the Company’s annual general meeting at such time (not being more than fifteen months after the holding of the last preceding general meeting) and place as the Directors shall appoint, or in default of a time and place being appointed by the Directors, at the registered office of the Company  on the second Wednesday in December of each year at ten o’clock in the morning.

51A.
Such annual general meetings shall be called general meetings and all other meetings shall be called special meetings. The Directors may, whenever they think fit, convene a special meeting. If at any time there is not a majority of Directors available to call a special meeting, the Chairman of the Board of Directors or the Chief Executive Officer may convene a special meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

52.
The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one-fifth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene a special meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office of the Company. If there are no Directors as at the date of deposit of such requisition, or if the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member or Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene a special meeting to be held at the Registered Office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company's Articles as to notice, as the persons convening the meeting fix.

NOTICE OF GENERAL AND SPECIAL MEETINGS

53.
Ten days notice at the least (exclusive of the day on which the notice is served or deemed to be served, and of the day for which the notice is given) specifying the place, the day and the time of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are entitled to vote or may otherwise be entitled under the Articles of the Company to receive such notices from the Company.  General and special meetings may be convened by such shorter notice or without notice by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent in nominal value of the Shares giving that right.

54.	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

54A.
Any Member seeking to bring business before a general meeting or to nominate candidates for election as directors at a general meeting, shall deliver notice of such business to the Company’s registered office, with a copy to the Company’s principal office not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year’s general meeting. With respect to the first general meeting after the IPO, such notice shall be delivered to the Company’s registered office, with a copy to the Company’s principal office no later than the ninetieth day prior to the scheduled date of the general meeting or the tenth day following the day on which the announcement of the date of the general meeting is first made or sent by the Company.

PROCEEDINGS AT GENERAL MEETINGS AND SPECIAL MEETINGS

55.	All business shall be deemed special that is transacted at a special meeting.

56.
No business shall be transacted at any general or special meeting unless a quorum of Members is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the Meeting.  Save as herein otherwise provided, one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company present in person or by proxy and entitled to vote shall be a quorum.

57.
If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

58.
A meeting of the Members may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

59.	Any Director shall be entitled to attend and speak at any general or special meeting of the Company.

60.
The chairman, if any, of the Board of Directors shall preside as chairman at every general or special meeting of the Company. If there is no such chairman, or if at any meeting he is not present within five minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall choose one of their number to act or, if only one Director is present, he shall preside as chairman if willing to act.  If no Director is present, or if each of the Directors present declines to take the chair, the Members present, and entitled to vote shall elect one of their number to be chairman.

61.
The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

62.
Save where a Special Resolution or other greater majority is required by the Law or these Articles, any question proposed for consideration at any general meeting or special meeting shall be decided on by an Ordinary Resolution.

63.
At any general or special meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

63.1	the chairman of the meeting; or

63.2	at least three Members present in person or represented by proxy; or

63.3
any Member or Members present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting; or

63.4
a Member or Members present in person or represented by proxy holding Shares conferring the right to vote at such meeting, being Shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such Shares conferring such right.

Unless a poll is so demanded, and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.  The demand for a poll may be withdrawn by the person or any persons making it at any time prior to the declaration of the result.

64.	If a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65.
In the case of an equality of votes at a general or special meeting, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote and the resolution shall fail.

66.
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the Meeting as the chairman of the meeting shall direct.

67.
The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

68.	On a poll votes may be cast either personally or by proxy.

69.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

70.
Unless otherwise provided herein, on a show of hands, every Member present in person or by proxy and entitled to vote shall have one vote. Unless otherwise provided herein, on a poll, every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder.

71.
In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

72.
A Member of unsound mind, or, in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis or appointed by such court, and any such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Member for the purpose of the general meetings.

73.
No Member, unless the Directors otherwise determine, shall be entitled to vote at any general or special meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

74.	If:-

74.1	any objection shall be raised to the qualification of any voter; or

74.2	any votes have been counted which ought not to have been counted or which might have been rejected; or

74.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting, at which the vote objected to is given or tendered or at which the error occurs.  Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting.  The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

75.
Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

76.
The instrument appointing a proxy or corporate representative shall be in writing under the hand of the Member or his attorney or, if the Member is a corporation, either under seal or under the hand of a director or officer or attorney duly authorised. A proxy or corporate representative need not be a Member of the Company.

77.
Any Member may appoint a proxy or (if a corporation) representative for a specific general or special meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative.  Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or, in the case of a corporate representative, resolutions in writing, until notice of revocation is received at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose.  Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative.  The Directors may from time to time require such evidence as they deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Directors determine that it has received the requested evidence or other evidence satisfactory to it.

78.
The instrument appointing a proxy or corporate representative, and the power of attorney (if any) under which it is signed, together with such other evidence as to its due execution as the Directors may from time to time require, shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting (or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution to be signed by a corporate representative, prior to the effective date of the written resolution, and in default the instrument of proxy or authorisation shall not be treated as valid PROVIDED that the chairman of the meeting may in his discretion accept an instrument of proxy or authorisation sent by email or telefax upon receipt of email or telefax confirmation that the signed original thereof has been sent.

79.
An instrument appointing a proxy may be in the following form or any other form approved by the Directors and the Directors may, if they think fit, send out with the notice of any meeting, forms of instruments of proxy or authorisation for use at that meeting:

AUSTRALIA ACQUISITION CORP.

I, _________________, of ____________________________, hereby appoint ____________________ of ____________________ as my proxy, to vote for me and on my behalf at the general/special meeting of the Company to be held on _______________.

Dated: ______________________

_______________________________

Name of Member:

80.
The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

81.
A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy or authorisation is used.

82.
Subject to the Law, the Directors may at their discretion waive any of the provisions of these Articles relating to proxies or authorisations and, in particular, may accept such verbal or other assurances as they think fit as to the right of any person to attend, speak and vote on behalf of any Member at general meetings or to sign written resolutions.

WRITTEN RESOLUTIONS OF MEMBERS

83.
Subject to the provisions of these Articles, an Ordinary Resolution or a Special Resolution (subject to the provisions of the Law) in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorised representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of signed telefax transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

84.	84.1
For the purposes of this Article, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Member to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this article, a reference to such date.

84.	84.2	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law and these Articles.

APPOINTMENT AND REMOVAL OF DIRECTORS

85.	The names of the first Directors shall be determined in writing by the subscriber of the Memorandum of Association.

86.
The number of Directors shall be not less than one. There shall be no maximum number of Directors, unless the Members by Ordinary Resolution otherwise determine from time to time.  Upon the adoption of these Articles,  the Chairman of the Board of Directors, at the meeting called for the purposes of such adoption, shall divide the existing Directors into three classes based on the proposed length of time that each such Director will serve on the Board:  Class A,

Class B and Class C, so that each of the existing Directors shall be classified as a Class A, Class B or Class C Director.  The number of Directors in each class shall be as nearly equal as possible.    The Class A Directors shall stand elected for a term expiring at the Company's first annual general meeting following the IPO, the Class B Directors shall stand elected for a term expiring at the Company's second annual general meeting following the IPO and the Class C Directors shall stand elected for a term expiring at the Company's third annual general meeting following the IPO.  Commencing at the Company's first annual general meeting following the IPO, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election.  Except as the Law may otherwise require, in the interim between annual general meetings or special meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining Director.  All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.  A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

87.	Subject to and in accordance with Article 86, any casual vacancy occurring in the Board of Directors may be filled by the Directors.

88.	Subject to and in accordance with Article 86, the Directors shall have the power at any time, and from time to time, to appoint a person as an additional Director or persons as additional Directors.

89.	No Share holding qualification shall be required for Directors unless otherwise required by the Company by Ordinary Resolution.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

90.	The office of Director shall ipso facto be vacated if the Director:

90.1	resigns his office by notice in writing to the Company; or

90.2	becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated; or

90.3	becomes bankrupt under the laws of any country or makes any arrangement or composition with his creditors generally; or

90.4	if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

ALTERNATE DIRECTORS

91.
Any Director may in writing appoint another person to be his alternate and remove his alternate so appointed.  Any appointment or removal of an alternate by a Director shall be effected by depositing a notice of appointment or removal at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt at the Registered Office.  Any alternate may be removed by resolution of the Directors. Subject as aforesaid, the alternate shall continue in office until the date on which the relevant Director appointing him ceases to be a Director.  An alternate may also be a Director in his own right and may act as alternate to more than one Director.

92.
Every such alternate shall be entitled to receive notice of all meetings of the Directors and to attend, be counted in the quorum and vote at any such meeting as a Director when the Director appointing him is not personally present and, where he is a Director in his own right, to have a separate vote on behalf of the Director he is representing in addition to his own vote and generally to perform all the functions of any Director to whom he is alternate in his absence.  Every person acting as an alternate shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these

Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults, shall be an officer of the Company and shall not be deemed to be the agent of or for any Director for whom he is alternate.  An alternate may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.  The signature of an alternate to any resolution in writing of the Director or a committee there shall, unless the terms of this appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS’ FEES AND EXPENSES

93.
The amount, if any, of Directors’ fees shall from time to time be determined by the Company in general meeting or, in the absence of such a determination, by the Directors. Unless otherwise determined to the contrary, such fees shall be deemed to accrue from month to month. Each Director shall also be entitled to be paid his reasonable travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.  Any director who, by request, performs services which in the opinion of the Directors go beyond the ordinary duties of a Director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

DIRECTORS’ INTERESTS

94.	94.1
A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Directors may determine, and may be paid such extra remuneration therefore (whether by way of salary, commission or participation in profits or otherwise) as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

94.2
A Director or officer may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer.

94.3
No Director or officer shall be disqualified from his office or prevented by such office from holding any office or place of profit under the Company or under any company in which the Company shall be a Member or have any interest, or from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director of officer shall be in any way interested be or be liable to be avoided nor shall any Director or officer so contracting, dealing or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.

94.4
A Director (or his alternate Director in his absence) who discloses his interest as required by this Article shall be counted in the quorum of any relevant meeting which he attends and shall be at liberty to vote in respect of any contract, dealing or transaction in which he is so interested as aforesaid.

94.5
The nature of the interest of any Director or officer in any contract, dealing or transaction with or affecting the Company shall be disclosed by him at or prior to its consideration and any vote thereon and a general notice that a Director or officer is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

94.6
Notwithstanding the foregoing, no “Independent Director” as defined in the rules of any Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

95.
Subject to the Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 95 herein. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as such term is used in Item 7.B of Form 20-F promulgated by the SEC, shall require the approval of the Audit Committee.

96.
A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a)he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b)he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

97.
Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of any Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

POWERS AND DUTIES OF DIRECTORS

98.
The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

99.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

100.
All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

101.	The Directors on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any

Director or former Director who has held any executive office or employment with the Company or any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

102.
No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for and on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.

103.
The Directors may from time to time appoint one of their number to be a managing director joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Directors may determine and may revoke or terminate any such appointments.  Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine, and either in addition to or in lieu of his remuneration as a Director.

104.
Notwithstanding any provision in these Articles to the contrary, a sole Director shall be entitled to exercise all of the powers and functions of the Directors which may be imposed on them by Law or by these Articles.

DELEGATION OF DIRECTORS’ POWERS

105.
Directors may from time to time and at any time by power of attorney appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the

Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

106.
The Directors may delegate any of the powers exercisable by them to a Managing Director, Director or any other person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

PROCEEDINGS OF DIRECTORS

107.
The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

108.
A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least five days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered PROVIDED HOWEVER that notice may be waived by all the Directors (or their alternates) either at, before or retrospectively after the meeting is held PROVIDED FURTHER that notice or waiver thereof may be given by telex or telefax.

109.
The quorum necessary for the transaction of the business of the Directors, may be fixed by the Directors and unless so fixed by the Directors at any other number, shall be two Directors or their proxies, save where the subscriber of the Memorandum of Association or the Members in general meeting have appointed a sole Director when such Director acting alone shall constitute a quorum. For the purpose of this Article, an alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.  Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

110.
The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

111.
The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

112.
A resolution in writing signed by all of the Directors or all of the members of a committee of Directors for the time being entitled to receive notice of a meeting of the Directors (or by an alternate Director as provided in these Articles), including a resolution signed in counterpart or by way of signed telefax transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly called and constituted.

113.
To the extent permitted by law, a meeting of the Directors or a committee appointed by the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.  Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

114.
All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

COMMITTEES OF DIRECTORS

115.
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

116.
A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

117.
A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

118.
Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on any Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the rules and regulations of the Designated Stock Exchange and the SEC.

DIRECTORS’ PROXIES

119.
A Director may appoint any person to act as his proxy to attend and vote on his behalf at meetings of the Directors or any committee of Directors. Such appointment must be made in writing under the hand of the appointor, and may at any time be revoked in like manner, and may be general or for a specified period, or for specified meetings, or for specified resolutions, and may authorise and direct the appointee to be chairman if the appointor would, if present, be entitled to preside. The form of appointment of proxy may contain directions to the proxy to vote in accordance with instructions given by that Director or, in the absence of such instructions, the proxy may act in his discretion. Notice of every such appointment or revocation must be presented to the meeting of Directors at which the proxy is to be used or first used prior to the commencement of such meeting. A proxy may be given by telex or telefax. The appointee need not be a Director or Member of the Company, but he must furnish the Company with his address.

OFFICERS

120.
The Directors may appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide and the Directors may revoke or terminate any such election or appointment.  Any such revocation or termination shall be without prejudice to any claim for any damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Save as provided in the Law or these Articles, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors.

MINUTES

121.	The Directors shall cause minutes to be made and records kept for the purpose of recording:-

121.1	all appointments of officers made by the Directors;

121.2	the names of the Directors and other persons present at each meeting of the Directors and of any committee of the Directors;

121.3
all resolutions and proceedings at all meetings of the Members of the Company or any class of Members and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

SEALS AND DEEDS

122.	122.1
If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director or of the Secretary or of such other person as the Directors may appoint for the purpose; and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in his presence. Notwithstanding the provisions hereof, annual returns and notices filed under the Law may be executed either as a deed in accordance with the Law or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

122.2
The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in his presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary or such other person as the Directors may appoint for the purpose.

122.3
In accordance with the Law, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

DIVIDENDS

123.
The Directors may from time to time declare dividends to be paid to the Members according to their rights and interests, including such interim dividends as appear to the Directors to be justified by the position of the Company.  The Directors may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Directors, justifies such payment.

124.	No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Law.

125.
Subject to the rights of Members, if any, entitled to Shares with special rights as to dividends, all dividends shall be declared and paid according to the amount paid up on the Shares in respect of which the dividend is paid and any dividend on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid-up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.  Dividends may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend is paid.

126.
The Directors may deduct from any dividend, distribution or other monies payable to a Member by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

127.	If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

128.
Any dividend may be paid by cheque or warrant sent through the post to the address of the Member or person entitled thereto in the Register of Members or, in the case of joint holders addressed to the holder whose name stands first in the Register of Members in respect of the Shares at his registered address as appearing on the Register of Members or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct in writing. Every such cheque or warrant shall, unless the holder or joint holders may in writing direct, be made payable to the order of the person to whom it is sent or to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register of Members in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.  Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Shares held by such joint holders.

129.
The Directors may declare that any dividend or distribution is paid wholly or partly by the distribution of specific assets and, in particular, of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such dividend or distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates or ignore fractions altogether and may fix the value for dividend or distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Directors.

130.
No dividend or other distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company. All unclaimed dividends or distributions may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Any dividend or distribution unclaimed by a Member six years after the dividend or distribution payment date shall be forfeited and revert to the Company.

RESERVES

131.
The Directors may, before declaring any dividend, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose of the Company, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.  The Directors may also without placing the same to reserve carry forward any sums which they think it prudent not to distribute.

CAPITALISATION OF PROFITS

132.
The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts which are available for distribution (including its share premium account and capital redemption reserve fund, subject to the Law) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.

133.
Where any difficulty arises in regard to any distribution under the last preceding Article, the Directors may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Directors.  The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATE

134.
The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination. If no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

ACCOUNTING RECORDS

135.
The Directors shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Law.

136.
The accounting records shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall at all times be open to inspection by the Directors.  No Member (who is not also a Director) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Director or by the Members by Ordinary Resolution.

137.
From time to time the Company in general meeting may determine (or revoke, alter or amend any such determination) or, failing such determination, the Directors may determine (or revoke, alter or amend any such determination:

137.1	that the accounts of the Company be audited and the appointment of the Auditors;

137.2
that there be prepared and sent to each Member and other person entitled thereto a profit and loss account, a balance sheet, group accounts and/or reports for such period and on such terms as they may determine; and

137.3	that there be laid before the Company in general meeting a copy of every balance sheet together with a copy of the Auditor’s report.

SERVICE OF NOTICES AND DOCUMENTS

138.
Any notice or other document (including a share certificate) or communication may be given to any Member by the Company either personally or by sending it by courier, post, telex, telefax or email to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him.  Any notice shall be deemed to be effected

138.1	if delivered personally or sent by courier, by properly addressing and prepaying a letter containing the notice; and to have been effected, in the case of a notice of a meeting, when delivered;

138.2
if sent by post, by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting, at the expiration of three days after it was posted; and

138.3	if sent by telex, telefax or email by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

139.	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

140.
A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

141.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

141.1	every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

141.2	every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

141.3	No other persons shall be entitled to receive notices of general meeting.

WINDING UP

142.
If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

143.
If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the Shares held by them respectively. This Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

144.
Notwithstanding anything to the contrary in these Articles or elsewhere, the Company shall be voluntarily wound up and dissolved, automatically and without any further action, upon the happening of an Automatic Dissolution Event (as defined in Article 157).

145.
Without prejudice to the rights of the Members to appoint any liquidator on a voluntary winding up prior to the happening of an Automatic Dissolution Event, the liquidators of the Company upon the Company being voluntarily wound up and dissolved as aforesaid shall be the Directors of the Company in office as at the date of the commencement of the winding up of the Company. Nothing in this Article shall affect the ability of the Company to enter into voluntary liquidation prior to the happening of an Automatic Dissolution Event.

INDEMNITY

146.
Every Indemnified Person shall, in the absence of wilful neglect or default, be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage, cost or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses on a full indemnity basis properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Article shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election.

147.	No Indemnified Person shall be liable to the Company for acts, defaults or omissions of any other Indemnified Person.

148.
Every Indemnified Person shall be indemnified out of the funds of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application in which relief from liability is granted to him by the court.

149.
To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Articles in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

150.
Each Member and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company; Provided however, that such waiver shall not apply to any claims or rights of action arising out of the wilful neglect or default of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

151.
Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Articles shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to these Articles.  Each Member of the Company, by virtue of his acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Article are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

ORGANISATION EXPENSES

152.
The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

CONTINUATION

153.
The Company shall have the power, subject to the provisions of the Law and with the approval of a Special Resolution, to continue as a body incorporated under the laws of any jurisdiction outside of the Cayman Islands and to be de-registered in the Cayman Islands.

AMENDMENT OF MEMORANDUM AND ARTICLES

154.
Subject to the provisions of these Articles and insofar as permitted by the provisions of the Law, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part; provided however that no such amendment shall affect the rights attaching to any class of Shares without the consent or sanction provided for in Article 7.

BUSINESS TRANSACTION

155.
Notwithstanding any other provision of these Articles, this Article and the following Articles 156 to 164 shall apply during the Acquisition Period and may not be amended during such period unless at least sixty-six and two-thirds (66⅔%) percent of the Company’s outstanding Ordinary Shares voting at a General Meeting or Special Meeting are voted in favour of such amendment. A “Business Transaction” shall mean the initial acquisition or acquisition of control, by the Company, whether by merger, capital stock exchange, asset or share acquisition, exchangeable share transaction or other similar business combination of one or more operating businesses or assets (the “Target Business”) having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account)

established by the Company at the consummation of the IPO and into which a certain amount of the net proceeds of the IPO are deposited (the “Trust Account’) at the time of the agreement to enter into such initial Business Transaction.  The Company shall not be limited in selecting a Target Business to a particular industry or geographic region.  In the event of a conflict between Articles 155 to 164 and any other Articles, the provisions of Articles 155 to 164 shall prevail.

156.
Immediately after the  IPO, the amount of the net offering proceeds received by the Company in the IPO (including the proceeds of any exercise of the underwriter’s over-allotment option) as specified in the Registration Statement shall be deposited and thereafter held in a trust account established by the Company (the “Trust Account”).  Neither the Company nor any officer, director or employee of the Company shall disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Transaction,  (ii) the Termination Date (as defined in Article 157) or (iii) the Redemption Date (as defined in Article 158), in each case in accordance with the terms of the investment management trust agreement, as the same may be amended from time to time (the “Trust Agreement”) governing the Trust Account; provided, however, that the Company shall be entitled to withdraw such amounts from the Trust Account representing all interest earned on the amounts in the Trust Account in order to pay any income or other tax obligations,  for working capital requirements and for any other purposes permitted by the Trust Agreement.

157.
A winding-up of the Company shall be triggered automatically (an "Automatic Dissolution Event") in the event that the Company does not consummate a Business Transaction within  twenty-four months after the effective date of the Registration Statement (the “Termination Date”).  Without prejudice to the rights of the Members holding IPO Shares to appoint any liquidator on a voluntary winding-up prior to the happening of the Automatic Dissolution Event, the Directors upon the happening of the Automatic Dissolution Event, shall, without any further action, become the liquidators of the Company, the Company shall be liquidated accordingly, all funds remaining (including any interest earned on the amounts in the Trust Account and not reserved for the Company in accordance with Article 156) in the Trust Account (subject to any creditor claims) shall be distributed to the holders of the IPO Shares and the Company shall then be dissolved. For avoidance of doubt, only the holders of the IPO Shares shall be entitled to receive funds upon liquidation of the Trust Account and the

Company shall not pay such funds to holders of any other outstanding securities of the Company.

158.
Prior to the consummation of a Business Transaction, the Company shall provide all holders of its Ordinary Shares (subject to Article 159 below) with the opportunity to redeem their Ordinary Shares, effective upon consummation of the Business Transaction, for cash equal to the redemption price specified below (the “Business Transaction Redemption”). The Company shall conduct such redemptions either (i) through a tender offer pursuant to the tender offer rules promulgated under the Exchange Act or (ii) in conjunction with a shareholder vote and the solicitation of proxies pursuant to the proxy rules promulgated under the Exchange Act.  If the Company conducts the Business Transaction Redemption pursuant to the tender offer rules, the redemption price payable per Ordinary Share shall be equal to the amount held in the Trust Account as of the commencement of the tender offer, excluding any amounts representing interest earned on the Trust Account, divided by the number of shares determined by subtracting from the total number of IPO Shares the number of Redeemed Shares (as defined below), if any.  If the Company conducts the Business Transaction Redemption in conjunction with a shareholder vote, the redemption price payable per Ordinary Share to holders of IPO Shares exercising their redemption rights and voting either in favour of or against the Business Transaction will be equal to the amount held in the Trust Account as of two business days prior to the consummation of the Business Transaction,  excluding any amounts representing interest earned on the Trust Account, divided by the number of shares determined by subtracting from the total number of IPO Shares the number of Redeemed Shares (as defined below), if any. Notwithstanding the foregoing, any shareholder who voted against the proposal to amend Articles 156 and 157, and this Article 158, of the Company’s Articles of Association (the “Proposal”), including the proposal to extend the Termination Date from twenty-one months after the effective date of the Registration Statement to twenty-four months after the effective date of the Registration Statement, or who did not cast a vote on the Proposal (whether by formally abstaining or by otherwise failing to cast a vote), shall be afforded an opportunity to elect to have its Ordinary Shares redeemed by the Company from the funds held in the Trust Account at a redemption price per Ordinary Share equal to the amount held in the Trust Account on August 15, 2012 excluding any amounts representing interest earned on the Trust Account, divided by the total number of IPO Shares (the “Redemption Price”), including by checking the appropriate box on the form of proxy sent to shareholders by the Company in connection with the Special Meeting of shareholders called to consider and pass upon the Proposal (the “Form of Proxy”) and surrendering the Ordinary Shares to be redeemed, each in the manner set forth in the Form of Proxy, no later than August 31, 2012.  On September 7, 2012 (the “Redemption Date”), the Redemption Price shall be payable in cash to each shareholder whose name appears in the register of the Company as the owner of Ordinary Shares that has validly elected to redeem such Ordinary Shares after voting against the Proposal or not casting a vote on the Proposal (whether by formally abstaining or by otherwise failing to cast a vote).  An election to redeem Ordinary Shares will only be valid if a shareholder has, on or before August 31, 2012, both (i) delivered to the Company’s transfer agent a properly completed and duly executed Form of Proxy with the appropriate box checked, and (ii) surrendered to the Company’s transfer agent the Ordinary Shares to be redeemed; each in the manner set forth in the Form of Proxy.  Upon a valid election to redeem Ordinary Shares, the Ordinary Shares so redeemed shall have no further rights to participate in any Business Transaction Redemption pursuant to this Article 158, or to receive proceeds from any later dissolution and liquidation in the event that a Business Transaction is not consummated by the Termination Date, as so extended.

159.
If the Company conducts the Business Transaction Redemption through a tender offer: (i) the Company shall file tender offer documents with the SEC which will contain substantially the same financial and other information about the Business Transaction and the redemption rights as is required under the proxy rules promulgated under the Exchange Act in connection with the solicitation of proxies, even if such information is not required under the tender offer rules promulgated under the Exchange Act; and (ii) the Company shall not commence any such tender offer unless all holders of Ordinary Shares other than IPO Shares have irrevocably agreed in writing not to redeem such shares in the tender offer.  If the Company conducts the Business Transaction Redemption in conjunction with a shareholder vote and not through a tender offer, the Company shall not redeem any Ordinary Shares other than IPO Shares.

160.
In the event the Company conducts the Business Transaction Redemption in conjunction with a shareholder vote, a holder of IPO Shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a ‘‘group’’ (as defined under Section 13 of the Exchange Act), will be restricted from redeeming more than an aggregate of 15% of the IPO Shares. In connection with the Business Transaction Redemption held in conjunction with a shareholder vote, the Company may require each Member seeking to exercise redemption rights to certify to it, under oath or by affidavit, whether such Member is acting in concert or as a group with any other Member.

161.
Prior to the consummation of a Business Transaction, for as long as required by the listing rules of the Designated Stock Exchange, the Company shall submit such Business Transaction to its Members for approval regardless of whether the Business Transaction is of a type which normally would require such Member approval under the Law and regardless as to whether the Company continues to be subject to the listing rules of the Designated Stock Exchange at the time it seeks such approval.

162.
The Company will consummate a Business Transaction only if the Business Transaction is approved by a majority of the Company’s independent directors, holders of no more than 92% of the IPO Shares redeem their Ordinary Shares and, subject to Article 161, a majority of the outstanding Ordinary Shares voted are voted in favour of the Business Transaction.

163.
A holder of IPO Shares shall be entitled to receive funds from the Trust Account only in the event (i) of a liquidation of the Trust Account to holders of IPO Shares pursuant to the terms of the Trust Agreement or (ii) such holder exercises its redemption rights in accordance with Article 158 above.  In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account, and no Member other than a holder of IPO Shares shall have any interest in or to the Trust Account.

164.
Prior to the consummation of a Business Transaction, the Company may not (i) consummate any other merger, capital stock exchange, asset or share acquisition, exchangeable share transaction or other similar business combination  or acquire control through contractual arrangements of a target business or (ii) issue additional Ordinary or Preferred Shares that participate in any manner in the proceeds of the Trust Account, or that vote as a single class together with the IPO Shares on a Business Transaction.

NAME OF SUBSCRIBER	ADDRESS	DESCRIPTION OF SUBSCRIBER

Reid Services Limited (Signed Anna-Lise Bailey)	Clifton House 75 Fort Street PO Box 1350 Grand Cayman KY1-1108 Cayman Islands	Company

Witness to the above signature:-

(Signed Rosemary Brear)